Exhibit 99.B(p)(22)

APPENDIX G

POLICIES GOVERNING PERSONAL SECURITIES TRANSACTION

As an investment adviser, Easterly Investment Partners LLC ("Easterly") stands in a position of trust and confidence with respect to our Clients. Accordingly, we have a fiduciary duty to place the interests of the Clients before the interests of Easterly and our Staff (defined below), including with respect to our personal trading. In order to assist Easterly and our Staff in meeting our obligations when engaging in personal trading, Easterly has adopted this Statement on Personal Trading (this "Statement").

As explained in more detail below, this Statement requires every Staff member to, among other things:

•	Disclose to Easterly's compliance officer (the "Compliance Officer")[3] all personal accounts (defined below), which includes accounts of various family members, within 10 days of becoming a member of the staff and promptly after opening any new personal account. (Please note: Additional brokerage accounts may not be opened without prior approval.)

•	Generally obtain prior approval before making a personal investment in any covered security (defined below), other than ETFs (including "GLDs" and "SPYs"), and S&P or ETF options.

•	Generally hold covered securities in personal accounts for a minimum of 15 calendar days, calculated based upon your most recent purchase in the security.

•	Submit initial and annual holdings reports and quarterly transaction reports to the Compliance Officer for personal holdings of securities held in physical form, investments in hedge funds, and other similar types of securities that do not otherwise appear on duplicate brokerage statements and confirmation statements provided to the Compliance Officer.

All members of the Staff are reminded that failure to comply with these requirements may result in disciplinary action, including dismissal from the firm.

I.	PERSONS AND ACCOUNTS COVERED

A.	STAFF

The Statement applies to Easterly's staff and wholly owned Easterly affiliates, which includes (i) all principals and employees of Easterly; (ii) all other persons who occupy physical space at the offices of Easterly and work on matters that relate to Easterly's Clients; and (iii) temporary workers, consultants, independent contractors, certain employees of affiliates or other persons designated by the Compliance Officer as covered by the Statement (collectively, the "Staff").

B.	ACCOUNTS

The requirements and restrictions contained in the Statement apply to all "covered securities" in any "personal account."

1.	Personal Accounts

The term "personal account" means any securities account in which a Staff member has any direct or indirect "beneficial ownership," and includes any personal account of the Staff member's immediate family (including any relative by blood or marriage either living in the Staff member's household or financially dependent on the Staff member).

3

The Compliance Officer role will be filled by Chief Compliance Officer, and in his or her absence, by the Chief Operating Officer.

For purposes of this Statement, the following is a non-exclusive list of personal accounts:

•	An account owned by a Staff member or a Staff member's spouse or domestic partner;

•	An account owned by a Staff member's child who is under the age of 18;

•	An account owned by a Staff member's child who is 18 or older, and the child (i) lives in the same household as the Staff member or (ii) the Staff member contributes in any way to the child's support; and

•	An account owned by any of the following persons who live in the Staff member's household: (i) a stepchild; (ii) a grandchild; (iii) a parent; (iv) a grandparent; (v) a sibling; (vi) any of the foregoing who are in-laws.

Any question regarding whether or not an account is considered a personal account, should be promptly brought to the attention of the Compliance Officer.

2.	Covered Securities

The term "covered securities" includes all securities defined as such under the Investment Advisers Act of 1940 (the "Advisers Act"), and includes:

•	Debt and equity securities;

•	Options on securities, on indices, and on currencies;

•	All forms of limited partnership and limited liability company interests, including interests in private investment funds (such as hedge funds), and interests in investment clubs;

•	Foreign unit trusts and foreign mutual funds; and

•	Exchange traded funds (" ETFs").

The term covered securities, however, does not include the following:

•	Direct obligations of the U.S. government (e.g., treasury securities);

•	Bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt obligations, including repurchase agreements;

•	Shares issued by money market funds where the fund maintains a stable $1.00 net asset value;

•	Shares of open-end mutual funds that are not advised or sub-advised by Easterly (or Easterly 's affiliates); and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end mutual funds, none of which are funds advised or sub-advised by Easterly (or Easterly's affiliates).

Any questions regarding the application of these terms should be brought to the attention of the Compliance Officer.

II.	DISCLOSURE AND MAINTENANCE OF PERSONAL ACCOUNTS

Every member of Easterly's Staff must disclose any and all personal accounts. This disclosure must be made within 10 days of the time a person initially becomes a member of the Staff and promptly after opening any new personal account. A personal account opening disclosure form for new accounts is attached as Exhibit E. Any Staff member who fails to disclose promptly any personal account is subject to disciplinary measures, including termination from Easterly.

III.	PRE-CLEARANCE FOR PERSONAL TRADING

Every Staff member must obtain approval from Easterly's Compliance Officer before purchasing or selling any covered security other than ETFs (including "GLDs" and "SPYs") and S&P or ETF options (Exhibit J). Any such transaction that does not require pre-approval must nevertheless be reported to the Compliance Officer at the time of the transaction or promptly thereafter.

In determining whether to grant pre-approval, the Compliance Officer may consult with the Firm's head trader and portfolio manager(s) as applicable. The pre-approval process is outlined below:

(i)	If the Compliance Officer determines that the Firm has no immediate plans to purchase or sell the security, including any derivative security (options, convertible bonds, warrants, etc.) for a Client account (within the following two business days) and there are no open Client orders, approval generally will be granted.

(ii)	Notwithstanding the foregoing, the Compliance Officer will monitor personal trading activity and, if it is determined that (1) there is a pattern of personal trades being placed within 2 business days of subsequent Client trades in the same security and (2) the personal trades occurred at a better price than the Client trades, then the Compliance Officer may require a Staff member to disgorge any price differential. The two-business-day provision, however, will not apply in the case of Client transactions resulting from Client contributions or withdrawal of assets, IPOs, Client redemptions, tax-related sales and Client-directed orders ("Flow related" transactions) or any similar type of client transactions. Price disgorgements will occur, unless circumstances in the opinion of Easterly dictates otherwise, when an employee transaction receives a superior price on a purchase or sale of the same security, on the "same side" of the market within the two (2) day blackout period. "Flow related" client transactions are excluded from potential employee price disgorgements.

(iii)	With respect to investments in private investment funds ("Fund") or a separate employee managed account where Staff, Easterly or its affiliates, have entirely funded a new or existing fund or separate employee managed account that follows a pre-determined investment strategy offered to clients or as a "seed" for a new investment strategy consistent with the firm's investing style, pre-approval generally will not be required. Furthermore, the Fund or separate employee managed account will not be subject to price disgorgement providing either: (A) the Fund or separate employee managed account traded pursuant to a "flow" of funds and the portfolio is therefore subject to rebalancing at the discretion of the portfolio manager; or (B) the Fund or separate employee managed account has traded pari passu and in trade rotation with other investment advisory accounts. At the time of the investment decision employee managed accounts will always go last in any trading rotation process and will not be subject to the price disgorgement process. Separate employee managed accounts and employee private investment funds may go "out of rotation" for a flow related event.

(iv)	If the Compliance Officer determines that Easterly has immediate plans to purchase or sell the security for a Client account or there is an open Client order (except client "flow related" transactions), approval may be granted so that the Staff member may trade on a pari passu basis with the Client(s) accounts (i.e., the personal trade must be executed in tandem with Easterly 's trades for Client accounts) consistent with Easterly's trading rotation and general allocation procedures.[4] "Flow related" client transactions shall have priority over proposed employee/employee-related transactions.

(v)	Any transaction that is pre-approved must be (1) executed on the day of approval; and (2) not designated as "market on close." If a pre-approved transaction is not effected on the day of approval, a new approval must be sought for any subsequent trade.

(vi)	Notwithstanding the above, the Compliance Officer must always pre-approve the purchase of any private placement. This pre-approval requirement applies to both purchases of privately placed securities issued by a company, as well as investments in third-party managed hedge funds.[5] In addition, Staff members are reminded that due to applicable regulatory restrictions, no Staff member may purchase a security issued in an initial public offering (new issues of municipal debt securities, and a mutual savings bank or thrift conversion to a publicly held ownership during the community offering period, may be acquired subject to the other requirements of this Statement).

(vii)	Option contracts that are expiring on the last trading day, and the Staff member desires to "rollover" the option contract(s) (selling the expiring option contract and purchasing another issuer's option contract with a later expiration date) may occur provided the procedures in this Section III are followed. The Compliance Officer must be notified this is an option "rollover" transaction, the rollover transaction must be executed the same day, the Staff member must adhere to Section IV- "Minimum Holding Periods" of this Statement for "rollover option contracts." The proposed transaction will not be subject to the two business day requirement as stated under Section III (ii) "Pre-Approval for Personal Trading."

The pre-approval requirements described above will not apply, however, with respect to the following transactions:

(i)	Transactions in a personal account in which the Staff member has no direct or indirect influence or control (e.g., a blind trust);

(ii)	Transactions in a personal account where the account is managed on a discretionary basis by a financial adviser, provided that: (1) the financial adviser represents to Easterly that it will not acquire IPOs or private placements for the personal account and (2) the Staff member represents that he or she will not have discussions with the financial adviser regarding specific securities to be bought or sold for the account. Easterly employee managed accounts do not require pre-approval, however these employee managed accounts are subject to the provisions of the Code of Ethics and Personal Trading Statement;

(iii)	Transactions pursuant to an automatic investment plan or a tender offer;

(iv)	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities; and

(v)	Acquisitions of securities through stock dividends, stock splits, reverse stock splits, mergers, consolidations, exercising options, spin-offs, and other similar corporate reorganizations.

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Easterly will endeavor to ensure that all trades placed on a pa passu basis are effected at the same price. The Compliance Officer, in consultation with counsel, will determine an appropriate course of action in the event that personal accounts receive a better price than Client accounts due to the existence of directed brokerage requirements for broker-directed custodial accounts.

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In determining whether to grant approval, the Compliance Officer will take into consideration such factors as whether (i) the investment opportunity is being provided to the Staff member based on the Staff member's ability to direct client transactions; (ii) the investment opportunity is otherwise appropriate for Client accounts' based on investment objectives, available cash for investment and similar factors; and (iii) the investment is likely to create a future conflict of interest.

IV.	MINIMUM HOLDING PERIODS

All Staff personnel are reminded that the Firm encourages its Staff to make personal investments for long-term investment purposes, including with respect to mutual funds. Accordingly, each Staff member generally must hold covered securities, other than ETFs (including "GLD" or "SPY"), ETF options, and S&P options, purchased in a personal account for at least 15 calendar days (day of acquisition is not included in the computation of the holding period), calculated based upon your most recent purchase in the security. A Staff member, however, may, subject to pre-approval requirements, sell a covered security within 15 calendar days of purchase on a pari passu basis with Client accounts, provided that the Staff member (1) initially purchased the covered security as part of a trade executed on a pari passu basis with Client accounts and (2) substantially all of those Client accounts also are selling the security. In addition, all Staff personnel are prohibited from trading in the shares of mutual funds for their personal accounts, and for the Client accounts, in a manner inconsistent with a mutual fund's prospectus.

Easterly or its affiliates, or employee account(s) are not subject to the fifteen (15) calendar day minimum holding requirement when securities are held in:

•	A fund (or pooled vehicle) that has no substantial outside investors (non-family members or other Easterly personnel); or

•	A separate employee advisory account, managed by a SEC registered investment advisor, not affiliated with Easterly pursuant to a written investment management agreement; or

•	Employee advisory account(s) managed by Easterly that follows a pre-determined investment strategy offered by the firm and is managed pursuant to a written investment management agreement.

This exception also includes Easterly employee separately managed advisory account(s) for the purpose of building an investment track record or as a "seed" for a new investment strategy that is consistent with the firm's strategies and with a view of later offering the strategy to outside investors.

If the Staff personnel should "rollover" an option contract(s) (see above under Section III(vii)), the new "rolled over" option contract must be held for a minimum of fifteen (15) days. No carry over of time held in the previous option contract will be credited towards the new option contracts.

V.	SECURITIES REPORTING REQUIREMENTS

A.	DUPLICATE TRADE CONFIRMATIONS AND ACCOUNT STATEMENTS

Each Staff member must arrange for duplicate trade confirmations and monthly brokerage statements (or quarterly if such statements are generated only quarterly) for all covered securities in any personal account to be sent to the Compliance Officer if they are not automatically imported into MyComplianceOffice. The monthly brokerage statements must include generally for each covered security:

•	The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and the principal amount of each security; and

•	The nature of each transaction (i.e., purchase, sale or any other type of acquisition or disposition) and the price of the security at which the transaction was effected.

B.	REPORTING REQUIREMENTS

1.	Initial Holdings Reports

Each Staff member must submit to the Compliance Officer, no later than 10 days after becoming a Staff member, a list of all personal accounts (in the form attached hereto as Exhibit B, Section I) and a copy of his or her most recent account statements for every personal account. The account statements must be current as of a date no more than 45 days prior to the date of becoming a Staff member, and include generally for each covered security the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and the principal amount of each security.

In addition, each Staff member must, in conformity with the procedures set forth in the above paragraph, submit an initial report (in the form attached hereto as Exhibit F) disclosing any covered security the Staff member beneficially owns that is not listed in the brokerage statements provided to the Compliance Officer (e.g., securities held in physical form, investments in hedge funds, etc.).

2.	Annual Holdings Reports

Each Staff member must submit to the Compliance Officer on a quarterly basis, with the fourth quarter year ending report no later than February 14th of the following year, (in the form attached hereto as Exhibit F) affirming all personal accounts. To the extent that a Staff member beneficially owns a covered security that is not listed in his or her monthly brokerage statements provided to the Compliance Officer (e.g., securities held in physical form, investments in hedge funds, etc.), the covered security must be disclosed on Exhibit F. The information contained in the report must be current as of a date no more than 45 days prior to the date the report is submitted.

3.	Quarterly Transaction Reports

For any covered securities in personal accounts that are not reflected in the Staff member's trade confirmations and brokerage statements sent to the Compliance Officer (e.g., securities held in physical form, investments in hedge funds, etc.), each Staff member must submit a quarterly report detailing each securities transaction for that quarter (in the form attached hereto as Exhibit G), no later than 30 days after the end of each calendar quarter.

C.	EXCEPTIONS TO THE REPORTING REQUIREMENTS

No Staff member is required to submit:

a.	Any report with respect to covered security held in a personal account over which the Staff member had no direct or indirect influence or control (e.g., a blind trust).

b.	A quarterly transaction report with respect to transactions effected pursuant to an automatic investment plan (i.e., a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including any dividend reinvestment plans).

VI.	CONFIDENTIALITY OF CLIENT TRADING INFORMATION

All Staff members are reminded that information regarding Client trades are strictly confidential. No Staff member may discuss actual or potential Client trades with any other Staff members except on a need-to-know basis and may not discuss actual or potential Client trades with anyone outside the firm, including family members.

VII.	SANCTIONS

Any Staff member who violates any provisions of this Statement is subject to disciplinary action, which may include dismissal.

VIII.	ACKNOWLEDGMENT OF RECEIPT AND COMPLIANCE

Any questions regarding any provision of the Statement or its application should be directed to the Compliance Officer. Each Staff member must provide Easterly with a signed a written acknowledgement (in the form provided by the firm) evidencing the fact that such Staff member has received and reviewed, and understands, the Statement.

VIII.	EXCEPTIONS TO THE PERSONAL TRADING STATEMENT AND CODE OF ETHICS

A.	SEVERE MARKET DISLOCATIONS

During times of general market distress and market dislocations, certain provisions of the Personal Trading Statement may be temporarily suspended as determined by the Chief Compliance Officer or the Chief Executive Officer of Easterly. The temporary suspension will be invoked when the S&P 500 index is down 3% during one trading session or 5% over a rolling three trading day period. When this occurs, then the following exemptions to the Personal Trading Statement may occur:

1.	The blackout period is suspended for liquidating "long" transactions. However, if securities transactions in a personal account receives a superior price to an advisory account for that specific transaction, a price disgorgement will occur;

2.	Security holdings purchased within the prior 15 calendar days may be sold (prior purchases greater than 15 calendar days are excluded) can be sold providing the liquidating price is equal to or less than the lowest cost basis; and

3.	Purchase of long puts, covering an equity security purchased within 15 days, with expiration less than 15 days can occur providing the strike price is equal to or lower than the cost basis of the security purchased during the 15 day period (thus if a Fund transacts in a security, a personal account will not be subject to the trading restriction during this period).

C.	OTHER

Any exceptions to this Personal Trading Statement or Code of Ethics must have the prior written approval of the Chief Compliance Officer or the Chief Executive Officer. Any questions about this Personal Trading Statement or Code of Ethics should be directed to the Chief Compliance Officer.

The firm shall document and record whenever an exemption is granted along with appropriate documentation of market conditions, and Staff member transactions subject to exceptions to this Personal Trading Statement or Code of Ethics.

EXHIBIT E

NEW PERSONAL ACCOUNT REPORT

Name of Staff member: 666666666666666666666666666

Date of Submission: 666666666666666666666666666666

Each Staff member must complete and submit this form for each new non Fidelity Brokerage Services LLC personal account to the Compliance *fficer promptly after opening the account.

I.	New Personal Accounts:

Account Title	Broker/Institution	Account Number	Date *pened

Name and Address

Any Staff member who fails to promptly disclose a recently opened personal account is subject to disciplinary measures, including termination from Easterly.

I hereby certify that the information contained in this report is accurate and that listed above are all new personal accounts not previously disclosed to Easterly.

By:	666666
Name:
Date:

EXHIBIT F

HOLDINGS REPORT

Name of Staff member:

Date of Submission:

Type of Report (check one):	666 Initial Holdings Report (submitted within 10 days after becoming a Staff member) Quarterly Holding Report Ending 6666666666666666666666666 Annual Holdings Report (submitted annually)

It is expected that covered securities owned by a Staff member will be disclosed in his or her monthly brokerage statements provided to the Compliance Officer. To the extent that a Staff member beneficially owns a covered security that is not listed in his or her monthly brokerage statements (e.g. securities held in physical form, investments in hedge funds, etc.), the covered security must be disclosed on Section II. The information contained in the report must be current as of a date no more than 45 days prior to the date the report is submitted.

I.	Securities Accounts:

Account Title	Broker/Institution	Account Number

Name and Address

II.	Covered Securities:

Title of Security	Type of Security	Ticker or CUSIP	Number of Shares	Principal Amount

1.
2.
3.
4.

If you have no Covered Securities or do not hold securities in physical form please check here: I

I hereby certify that the information contained in this report is accurate and that listed above are all personal accounts, as well as all covered securities with respect to which I have beneficial ownership and that are not disclosed to Easterly on my monthly brokerage statements. I acknowledge that I have received, read, and understand the provisions of the Code of Ethics and Statement on Personal Trading and agree to abide by them.

By:	666666
Name:
Date:

EXHIBIT G

QUARTERLY TRANSACTION REPORT

Name of Staff member:

Date of Submission:

It is expected that a Staff member's transactions involving covered securities in personal accounts will be disclosed in his or her monthly brokerage statements provided to the Compliance Officer. To the extent that such transactions are not so reflected (e.g. securities held in physical form, investments in hedge funds, etc.), the transactions must be disclosed below and submitted to the Compliance Officer no later than 30 days after the end of each calendar quarter.

I.	Transactions

	Trade Date and	Transaction Price and	Name of Security	Ticker or CUSIP	Interest Rate and	Principal Amount
Broker/
	Transaction	Number of			Maturity		Institution
	Type	Shares			Date

I hereby certify that the information contained in this report is accurate and that listed above are all transactions for the quarter ended 66666666666 of covered securities which I have beneficial ownership and are not currently being disclosed to Easterly on my monthly brokerage statements.

By:	666666
Name:
Date:

EXHIBIT H

Restricted List - Addition Form

Restricted Entity Name: 66666666666666666666666666666666666

Ticker/CUSIP: 666666666666666666666666666666666

Analyst Name: 6666666666666666666666666666666

Please list any other persons with whom you will share the information described herein:

Date Added to Restricted List: 6666/666666/666666

Please describe the material non-public information received:

How was the information obtained (i.e. Intralinks, in-person presentation, phone call, email, mail, etc.)?

What information was obtained? (i.e. financial forecasts, earnings estimates, etc.) If forecasts or estimates were obtained, please provide time period of estimates.

Why did you decide to receive the material non-public information? (Please include what type of transaction we are contemplating, if applicable)

Was the material non-public information received directly from the Restricted Entity or through an intermediary such as an investment bank? Yes: 666 No: 6666

If yes, please provide name of the entity or intermediary and the name of the individual who provided the information:

Please list types of securities issued by the Restricted Entity (public/private, equity/debt, etc.)

Do you know of any contractual restrictions on trading in the securities of the Restricted Entity while in possession of the material, non-public information (i.e. agreement not to trade for a certain period of time)?

mployee Name:

mployee Signature: 66666666666666666666666666666666 Date:

EXHIBIT I

Restricted List - Deletion Form

Restricted Entity Name: 6666666666666666666666666666

Ticker/CUSIP: 666666666666666666666666666666666

Analyst Name: 6666666666666666666666666666666

Date Added to Restricted List: 6666/666666/666666

Date Removed From Restricted List: 6666/666666/666666

Please explain why the entity is being removed from the restricted list: Is the information stale? (i.e. because of the time period or events/transactions facing the company or conditions/trends facing the industry, etc.) Has the information become public? Please provide details and include any relevant press releases, company filings, etc.

When was the last time you received material non -public information regarding this entity?

Did the firm participate in a transaction in connection with receipt of the material non-public information?

Yes 6666 No 6666 If yes, provide details

Did you share the material non-public information with any person outside of the Company?

Yes 6666 No 6666 If yes, please explain:

mployee Name:

mployee Signature:	Date:

EXHIBIT J

Request for Pre-clearance of Personal Securities Trade

mployee ________________________________________________________

# OF SHRS,
			PRINCIPAL		SYMBOL
	NAME OF		AMOUNT,	APPROX	OR	PURCHASE (P)
DATE	SECURITY	ACCOUNT	ETC.	PRICE	CUSIP #	SALE (S)

The Employee submitting this request understands and specifically represents as follows:*

(a)	I have no inside information relating to the above-referenced issuer(s);

(b)	I am not aware of any conflict of interest this transaction may cause with respect to any Client account and I am not aware of any Client account trading activity that may have occurred in the issuers of the above referenced securities during the past one trading day or that may now or in the near future be contemplated;

(c)	If approval is granted, it is only good for one day and specifically the day it was approved (e.g., expiring at midnight on the day of approval); and

(d)	The securities are not being purchased in an initial public offering or private placement.

☐☐f for any reason an employee cannot make the above required representations or has any questions in this area, the employee MUST contact the CCO before submitting any request for approval.

☐ APPROVED

☐ DENIED

mployee Signature: 666666666666666666666666666666	Date:

Reviewed By: 666666666666666666666666666666 Date:

APPENDIX G1

CODE OF ETHICS POLICIES GOVERNING FIRM AND PERSONAL ACTIVITIES

As an investment adviser, Easterly Investment Partners LLC and its wholly owned subsidiaries ("Easterly", "we" or "our") stands in a position of trust and confidence with respect to our clients. Accordingly, we have a fiduciary duty to place the interests of the clients that we manage (collectively "Clients"), including separately managed accounts and other types of accounts, before the interests of Easterly and our Staff. In order to assist Easterly and our Staff in meeting our obligations as a fiduciary, Easterly has adopted this Code of Ethics (the "Code") and Easterly has separately adopted a Statement on Personal Trading (the "Statement").1 The Code incorporates the following general principles which all Staff members are expected to uphold:

■	We must at all times place the interests of our Clients first;

■	All personal securities transactions must be conducted in a manner consistent with the Code and the Statement and avoid any actual or potential conflicts of interest or any abuse of a Staff member's position of trust and responsibility. Detailed information about restrictions on personal trading is contained in the Statement;

■	Staff personnel must not take any inappropriate advantage of their positions at Easterly;

■	Information concerning the identity of securities and financial circumstances of the Clients and their investors must be kept confidential; and

■	Independence in the investment decision-making process must be maintained at all times.

Easterly believes that these general principles not only help us fulfill our fiduciary obligations, but also protect Easterly's reputation and instill in our Staff Easterly's commitment to honesty, integrity and professionalism. Staff should understand that these general principles apply to all conduct, whether or not the conduct also is covered by more specific standards or procedures set forth below. Failure to comply with the Code may result in disciplinary action, including termination of employment.

I.          PERSONS COVERED BY THE CODE

The Code applies to Easterly's staff, which includes (i) all principals and employees of Easterly; (ii) all other persons who occupy physical space at the offices of Easterly and work on matters that relate to the Clients; and (iii) temporary workers, consultants, independent contractors, certain employees of affiliates or other persons designated by the Compliance Officer2 as covered by the Code (collectively, the "Staff"). For purposes of the Code, "Staff" includes all of Easterly's supervised persons.

II.         COMPLIANCE WITH APPLICABLE FEDERAL SECURITIES LAWS

In addition to the general principles of conduct stated in the Code and the specific trading restrictions and reporting requirements described below, the Code requires all Staff to comply with applicable federal securities laws. These laws include the Securities Act of 1933 (the BSecurities Act"), the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, all applicable laws regarding insider trading, Title V of the Gramm-Leach-Bliley Act of 1999

1 This Code is intended to be read in conjunction with the Statement and together these two documents are adopted to meet our requirement under Advisers Act Rule 204A-1, which requires a registered investment adviser to establish, maintain and enforce a written code of ethics.

2 The Compliance Officer role will be filled by the Chief Compliance Officer, and in his or her absence, by the Chief Operating Officer.

(privacy requirements and the protection of customer non-public personal information), any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to private investment funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

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III .       PERSONAL TRADING

Easterly believes that personal trading by its Staff raises important fiduciary issues. Accordingly, and as noted above, Easterly has separately adopted a Statement on Personal Trading (the "Statement"), which is incorporated by reference into this Code. The Statement contains information regarding preclearance and reporting requirements with respect to personal trading. All Staff are expected to read and understand the Statement. In addition, all Staff personnel are required to sign a written acknowledgement (in the form provided by Easterly) evidencing the fact that each Staff member has received, reviewed, and understands the Code (Exhibit K).

IV.       SERVICE ON BOARDS OF DIRECTORS AND OTHER OUTSIDE ACTIVITIES

A Staff member's service on the board of directors of an outside company could lead to the potential for conflicts of interest and insider trading problems and may otherwise interfere with the Staff member's duties to Easterly. Accordingly, Staff personnel are prohibited from serving on the boards of directors of any public companies. All Staff members must obtain prior written approval for any outside employment or other business affiliation including self-employment, ownership of or active participation in a business, fiduciary appointments, and other position for which the Staff member accepts compensation. Civic, charitable organizations, not for profit or non-profit organizations are not exempt from this requirement regardless if compensation is received. Volunteer work for non-profit organizations performing ministerial functions is not subject to this paragraph. After each year-end, all Easterly employees must certify they have disclosed all outside business activities (Exhibit M).

V.       GIFTS AND ENTERTAINMENT

In order to address conflicts of interest that may arise when a Staff member accepts or gives a gift, favor, entertainment, special accommodation, or other items of value, and to meet applicable regulatory requirements, Easterly places restrictions on gifts and entertainment. The following specific restrictions apply.

■	Gifts. No Staff member may receive any gift, service, or other item that exceeds in the aggregate $150 per year from or to any person or entity that does or seeks to do business with or on behalf of Easterly. Furthermore, Staff members should not accept gifts from any person in connection with Easterly's business if the acceptance of such gift would influence any material decision of such Staff member or otherwise cause the Staff member to feel obliged to do something in return for the gift.

■	Ente►tainment. No Staff member may accept extravagant or excessive entertainment to or from an investor, prospective investor, or any person or entity that does or seeks to do business with or on behalf of Easterly. Staff may provide or accept a business entertainment event, such as a meal or a sporting event, of reasonable value, if the person or entity providing the entertainment is present and the entertainment is not so frequent nor extensive as to raise any question of propriety. Furthermore, Staff members should not accept entertainment from any person in connection with Easterly's business if the acceptance of such gift would influence any material decision of such Staff member or otherwise cause the Staff member to feel obliged to do something in return for the entertainment."

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■	Cash. No Staff member may accept cash gifts or cash equivalents (except gift certificates) to or from an investor, prospective investor, or any entity that does or seeks to do business with or on behalf of Easterly.

■	Gift Reports. Upon the receipt of any gift, a Staff member must promptly report the gift to the Compliance Department (Exhibit N), and must do so by sending an e-mail, or by other prompt available communication, which contains the following information with respect to the gift: (1) Staff member name; (2) whether the gift was received; (3) date of receipt (date of email or notification is sufficient); (4) brief gift description; 5) name of sender (if known or disclosed); (6) sender's firm (if known or disclosed); and (7) gift value or reasonable estimation if the gift exceeds $150.00 to the extent known (if unknown, the Compliance Department will make a fair and reasonable estimate and final determination). The Compliance Department shall review all gift reporting and verify if any gifts may have exceeded $150.00. Gifts to an individual or multiple individuals in excess of $150.00 per person may be returned/declined.

•	Entertainment Reports. Prior to or immediately after attending or sponsoring any entertainment event (including events sponsored by third parties), a Staff member must promptly report the entertainment event to the Compliance Department (Exhibit N), and must do so by sending an e-mail, or by other prompt available communication, which contains the following information with respect to the attended event: (1) Staff member name(s); (2) state if the Staff member sponsored the event, (3) date or date reference of the event; (4) brief description of the event; (5) sponsoring firm if other than Easterly; and (6) the name of at least one attendee(s) of the sponsoring firm and their firm names, if applicable.

•	The Compliance Officer will review such gift and entertainment reports and may require the Staff member to return the gift or provide payment for a gift or entertainment if the Compliance Officer or Chief Executive Officer believes that such action is appropriate.

■	Government Officials. No gift or entertainment event of any value involving government officials or their families may be given or sponsored by Easterly or any Staff member without the prior written approval of the Compliance Officer. Please refer to Section F - Political Contributions for additional information.

■	Solicited Gifts. No Staff member may use his or her position with Easterly to obtain anything of value from a client, supplier, or person to whom the Staff member refers business, or any other entity with which Easterly does business.

■	Referrals. Staff personnel may not make referrals to clients (e.g., of accountants, attorneys, or the like) if the Staff member expects to personally benefit in any way from the referral.

■	Yearly Certification Reporting. After each calendar year-end, all Easterly employees must certify they have reported all Gift and Entertainment occurrences.

Employee's should always use good judgment in connection with receipt of gifts or entertainment. If in doubt about any types of gifts or entertainment, please consult the Compliance Officer in advance whenever possible.

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VI.       POLITICAL CONTRIBUTIONS

1.            This requirement applies to contributions made by Easterly, Persons Covered by the Code (See Section A above - Persons Covered by the Code), any Political Action Committee ("PAC") controlled by Easterly, and anyone who solicits public investment advisory business relationships on behalf of Easterly including lawyers, placement agents, affiliated entities or individuals, consultants, or through any third party. Easterly may not be able to solicit or provide advisory services for two (2) years (before and after the contribution) to any governmental entity after Easterly or Firm personnel makes a political contribution, soliciting or coordinating contributions, payments to a political party of a State or local government, or to a public official of a governmental entity that is in a position to influence the award of advisory business. Easterly is prohibited from paying third party entities to make political contributions and then solicit those government entities for our advisory services.

(a)	Prior to making any political contribution by Easterly or an affected employee, the proposed contribution must be cleared by both the Chief Compliance officer in consultation with the Chief Executive Officer of Easterly.

(b)	Easterly and its employees are prohibited from soliciting others to make contributions to a public official or to their PAC.

(c)	Easterly will maintain internal records of affected employees and their contributions. The Chief Compliance Officer will be responsible for keeping track of such contributions.

2.           The following types of contributions made by Easterly or affected employees are subject to the Advisers Act Rule 206(4)-5. Those excluded are also explained below.

(a)	"Contributions" include any gift, subscription, loan, advance, or deposit of money or anything of value made: (i) for the purpose of influencing any election for federal, state or local office; (ii) for payment or reduction of debt incurred in connection with any such election; or (iii) for transition or inaugural expenses incurred by the successful candidate for state or local office. "State" includes any state of the United States, the District of Columbia, Puerto Rico, the Virgin Islands, or any other possession of the United States.

(b)	Contributions to a "public official" are subject to the rule. A "public official" is defined as any incumbent, candidate or successful candidate for elective office of any governmental body, which office is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment advisor for a municipal securities business. This includes any public official or candidate (or successful candidate) who has influence over the awarding of investment advisory business so that contributions to certain state-wide executive or legislative officials (including governors) would be included within the rule.

(c)	Indirect contributions by affected employees are also subject to the rule, including contributions to a local political party who is soliciting contributions to specifically support an issuer official.

(d)	Specifically excluded from this requirement are contributions by Persons Covered by the Code that do not exceed, in total, $350 to each official, per election, but only if the Firm employees and individuals subject to this Code are entitled to vote for such official. This is defined "entitled to vote" to mean the employee's principal residence is in the locality in which the issuer official seeks election. Otherwise, the contribution cannot exceed $150 to each official, per election.

(e)	The definition of "contribution" does not restrict the personal volunteer work of Persons Covered by the Code in political campaigns other than soliciting or coordinating contributions. However, if the resources of Easterly are used (a political position paper is prepared by Easterly personnel, Easterly supplies or facilities are used, etc.) or expenses are incurred by Easterly's employees and/or individuals subject to this Code in the course of the volunteer work, the value of the resources or expenses would be considered a contribution and could trigger the restriction on business.

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3.            Whose Contributions Are Affected. Covered contributions include those by Easterly, any PAC controlled by Easterly, Persons Covered by the Code and anyone who solicits public investment advisory business for Easterly including lawyers, placement agents, affiliated entities or individuals, consultants, or through any third party.

Note that contributions made by affected individuals PRIOR TO joining Easterly or leaving Easterly could affect Easterly's ability to conduct business with issuers. New employees do not join with a clean slate; contributions by the new employee during the prior two (2) years are also considered. Easterly will require new employees to certify to it as to any political contributions made by such employees during the two (2) years prior to their employment. Copies of such certifications will be forwarded to the Compliance Officer.

4.             Approval. As also noted above, proposed political contributions to officials of issuers must be cleared by the Chief Compliance Officer in consultation with the Chief Executive Officer before such proposed contributions are made to such officials (Exhibit P). In addition, any political activities (e.g., volunteer work, etc.) on behalf of an official of an issuer must be cleared, in advance, by both the Chief Executive Officer and the Chief Compliance Officer prior to participation.

5.             Prohibitions. Neither Easterly nor any of its employees and individuals subject to this Code as defined herein may solicit others, including employees, family members, PACs, and any others outside Easterly, to make contributions to an official of an issuer with whom Easterly engages or is seeking to engage in municipal securities business, or to coordinate such contributions. Easterly and firm employees and individuals subject to this Code may not engage in fund-raising activities for officials of issuers.

6.             Records To Be Maintained By Easterly. Easterly will maintain information in its files identifying affected employees and the states in which it is engaged or is seeking to engage in investment advisory relationships; municipal issuers with whom Easterly is doing and has done business for the past two (2) years; consultants engaged to obtain business; and all contributions made to issuer officials including contributions of affected employees, Easterly, and any PAC controlled by Easterly. This does not include the minimal $150 contributions allowed under Advisers Act Rule 206(4)-5. This will be an internal record subject to scrutiny by regulatory authorities.

7.             Quarterly and Annual Reporting. All firm personnel must certify to Easterly they have not been subject to a disqualifying event as defined by Regulation D Section 506(d) ("Bad Actor" rule) (Exhibit R). All and gifts and entertainment events (Exhibit N) and political contributions (Exhibit P) as part of the Code of Ethics certification process.

VII.       REPORTING VIOLATIONS

Every Staff member must immediately report any violation of the Code or the Statement to the Compliance Officer or, in the Compliance Officer's absence, to the Chief Operating Officers. All reports will be treated confidentially and investigated promptly and appropriately. Easterly will not retaliate against any Staff member who reports a violation of the Code or Statement in good faith and any retaliation constitutes a violation. The Compliance Officer will keep records of any violation of the Code or the Statement, and of any action taken as a result of the violation.

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VIII.      ADMINISTRATION OF THE CODE

The Compliance Officer will receive and review all reports submitted pursuant to the Code or the Statement. The Compliance Officer will review the reports to determine, for example, that any personal trades by the Staff are consistent with requirements and restrictions set forth in the Code and the Statement and do not otherwise indicate any improper trading activities. The Compliance Officer also will ensure that all books and records relating to the Code and the Statement are properly maintained. The books and records required to be maintained include the following:

■	A copy of the Code and the Statement that is in effect, or at any time within the past five years was in effect;

■	A record of any violation of the Code or the Statement, and of any action taken as a result of the violation;

■	A record of all written acknowledgements of receipt, review and understanding of the Code and the Statement from each person. who was subject to the Code and the Statement;

■	A record of each report made by a Staff member, including any brokerage confirmations and brokerage account statements obtained from Staff;

■	A record of the names of persons who are currently, or who were during the prior five years were subject to the Code and the Statement were, Staff members; and

■	A record of any decision, and the reasons supporting the decision, to approve the acquisition of any private placement.

These books and records must be maintained by Easterly in an easily accessible place for at least five years from the end of the fiscal year during which the record was created, the first two years in an appropriate office of Easterly.

Finally, Easterly is required to include a description of our Code and our Statement in Part 2A of our Form ADV and, upon request, furnish a copy of the Code and the Statement to clients. The Compliance Officer will ensure that a proper description of our Code and our Statement is included in the Form ADV and will coordinate the distribution of our Code and our Statement to any investors or separate account clients who request a copy.

I X .       S A N C T I O N S

Any violation of any provision of the Code or the Statement may result in disciplinary action. The Chief Executive Officer of Easterly and/or outside counsel will determine an appropriate sanction. Disciplinary action may include, among other sanctions, a letter of reprimand, disgorgement, suspension, demotion or termination of employment.

X.       ACKNOWLEDGMENT OF RECEIPT AND COMPLIANCE

Easterly will provide each Staff member with a copy of the Code and any amendments hereto. Any questions regarding any provision of the Code or its application should be directed to the Compliance Officer. Each Staff member must provide Easterly with a written acknowledgement (in the form provided by Easterly) evidencing the fact that such Staff member has received and reviewed, and understands, the Code.

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EXHIBIT K

Employee Annual Acknowledgement Form

The undersigned Employee of Easterly (the "Adviser") acknowledges having received and read a copy of the Compliance Manual and Code of Ethics, (the "Manual"). The Employee understands that observance of the policies and procedures contained in the Manual is a material condition of the Employee's employment by the Adviser and that any violation of any of such policies and procedures by the Employee will be grounds for immediate termination by the Adviser.

By the signature below, the Employee agrees to abide by the policies and procedures described in the Manual, and affirms that the Employee has not previously violated such policies or procedures and has reported all securities transactions for his reportable personal account(s) in the most recent calendar year as required by the Manual.

mployee Name:

mployee Signature: 66666666666666666666666666666666 Date:

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EXHIBIT L

Compliance Concern Reporting and Certification Form

Every employee of Easterly must internally disclose any and all compliance, regulatory and legal concerns regarding the Firm, its Clients, and its Employees.

To that end, and to aid the Firm to meet all of its legal and regulatory requirements, please use this form at least quarterly to certify disclosure, or the lack of knowledge of, any legal or regulatory concerns. Please check all that apply:

❑              I am reporting a legal or regulatory concern, which is briefly described below.

❑             Other than as reported here or in previously submitted forms, I have no legal or regulatory concerns regarding the Firm, its Clients or its Employees. If I believe a previously reported concern has gone unaddressed, I am reporting such concern again here and the fact that it has gone unaddressed.

1 .

2.

In addition, I have read and understand the firm's Compliance Manual and Code of Ethics which sets forth the firm's policies and procedures, and I agree to abide by such policy during the term of my employment.

mployee Name:

mployee Signature: 66666666666666666666666666666666 Date:

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EXHIBIT M

Outside Activities of Current Employees

All employees are required to devote their full time and efforts to the business of the Firm. In addition, no person may make use of his or her position as an employee, make use of information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the employee's personal interests and the interests of the Firm.

To assist in ensuring that such conflicts are avoided, an employee must obtain the written approval of the CCO prior to:

•	Serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family owned businesses, including charitable, non-profit organizations.

•	Accepting a second job or part-time job of any kind or engaging in any other business outside of the Firm.

•	Acting, or representing that the employee is acting, as agent for a firm in any investment banking matter or as a consultant or finder.

•	Making a private investment.

•	Obtaining a controlling interest in any company or entity.

•	Forming or participating in any stockholders' or creditors' committee (other than on behalf of the Company) that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any firm, or becoming actively involved in a proxy contest.

•	Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than the Firm, whether as a fee, commission, bonus or other consideration such as stock, options or warrants.

Every employee is required to complete the attached disclosure form and have the form approved by the CCO prior to serving in any of the capacities or making any of the investments described heretofore. In addition, an employee must advise the Firm if the employee is or believes that he or she may become a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration.

Complete the information below regarding all Outside Business Activities, as described above.

Name of Employee

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Section A.	GENERAL (All employees must complete all questions in Section A.)

1.	❑	Yes	❑	No	I am seeking approval to become a director, officer, general partner, sole proprietor or employee of, or a consultant or contributor to, an organization or entity other than the Firm or any of its affiliates. If yes, complete only Sections B and H.

2.	❑	Yes	❑	No	I am seeking approval to serve or to agree to serve in a fiduciary capacity as an administrator, conservator, executor, guardian or trustee. If yes, complete only Sections C and H.

3.	❑	Yes	❑	No	I am seeking approval to make a private investment in an organization or entity. If yes, complete only Sections D and H.

4.	❑	Yes	❑	No	I am seeking approval to purchase a controlling interest in an organization or entity. If yes, complete only Sections E and H.

5.	❑	Yes	❑	No	I am seeking approval to serve or to participate in a security holders' or creditors' committee or to become actively involved in a proxy contest seeking a change in the management or control of an organization or entity. If yes, complete only Sections F and H.

6.	❑	Yes	❑	No	I anticipate becoming involved or participating in an arbitration or litigation, either as a plaintiff, defendant or witness. If yes, complete only Sections G and H.

Section B.	EMPLOYMENT RELATIONSHIPS AND DIRECTORSHIPS

Name of Organization or Entity:

Employee's Position or Function:

Activity or Business of Organization or

Entity:

Type and Location of Organization or

Entity:

Date Association with Organization or

Entity will Commence:

Hours Devoted Per Day:	During Business Hours 6666

During Non-Business Hours 66666666

Annual Compensation From

Organization or Entity:

Financial Interest in Organization or

Entity:

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To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	❑	Yes ❑ No

Does any conflict of interest exist between any the Firm or any of its affiliates?	❑	Yes ❑ No

Does the organization or entity have a business relationship with the Firm or any of its affiliates?	❑	Yes ❑ No

If yes to any of the above, please provide full explanation.

Section C.	FIDUCIARY RELATIONSHIPS

Name of Person or Organization or Entity Employee will be Acting for:

Employee's Fiduciary Capacity:

Basis for Appointment: (e.g., Family Related)

Annual Compensation for Serving:

Have securities or futures accounts (other than Federal Reserve Board "Treasury Direct" accounts) been opened for the benefit of the person or organization or entity and will the employee have the authority to make investment decisions for such accounts?	❑ Yes ❑ No

If yes, please complete and attach employee securities/futures account disclosure form included in the Adviser's Code of Ethics.

Section D.	PRIVATE INVESTMENTS

Name of Organization or Entity:

Type and Size of Interest:

Type and Location of Organization or Entity:

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Activity or Business of Organization or Entity:

Date Interest to be Acquired:

If Equity Interest, Percentage Ownership:

Will you be receiving any selling compensation in connection with this investment?

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	❑	Yes

Does any conflict of interest exist between the Adviser or any of its affiliates?	❑	Yes

Does the organization or entity have a business relationship with the Adviser or any of its affiliates?	❑	Yes

If yes t. any .f the ab.ve, please pr.vide full explanati.n.

Section E.	CONTROL INTERESTS

Name of Organization or Entity:

Type and Size of Interest:

Ownership Percentage:

Activity or Business of Organization or Entity:

Date Interest to be Acquired:

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	❑ Yes ❑ No

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Does any conflict of interest exist between this entity and the Adviser or any of its affiliates?	❑ Yes ❑ No

Does the organization or entity have a business relationship with the Adviser or any of its affiliates?	❑ Yes ❑ No

If yes t. any .f the ab.ve, please pr.vide full explanati.n.

Section F.	CLAIMANT COMMITTEES/PROXY CONTESTS

Type of Committee (if applicable):

Target Organization or Entity:

Activity or Business of Organization or Entity:

Type and Location of Organization or Entity:

Employee Role or Function:

To the best of your knowledge:

Does any conflict of interest exist between this entity and the Adviser or any of its affiliates?	❑ Yes ❑ No

Does the organization or entity have a business relationship with the Adviser or any of its affiliates?	❑ Yes ❑ No

If yes t. any .f the ab.ve, please pr.vide full explanati.n.

Section G.	ARBITRATION/LITIGATION

mployee Role:	Plaintiff	❑	Defendant	❑	Witness	❑

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Title of Action:

Description of Action:

To the best of your knowledge:

Is the Adviser or any of its affiliates involved in or affected by this action?	❑ Yes	❑ No

Is any Adviser client, counterparty or vendor involved in or affected by this action?	❑ Yes	❑ No

If yes t. any .f the ab.ve, please pr.vide full explanati.n.

Section H.	EMPLOYEE AFFIRMATION

I affirm that the above information is accurate and complete as of the date hereof. I understand that I am under an obligation during my employment with the Adviser to obtain the approval of the CCO prior to engaging in outside activities or making certain investments, as more fully described in the Adviser policy and to advise the Adviser if I become or I believe I may become a participant, either as a plaintiff, defendant or witness in any litigation or arbitration. I also agree to advise the CCO promptly if the information herein changes or becomes inaccurate.

mployee Signature	Date

Section I.	COMPLIANCE OFFICER APPROVAL/NOTIFICATION

Compliance Officer Signature	Date

Compliance Officer Name

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EXHIBIT N

Gift and Entertainment Approval Form

Requested By: 6666666666666666666666666666666	Date of Request:

Payor	Purpose and location or description of gift (if applicable)	Attendees	Amount	Date of Event

Total

Please provide the number of gifts previously received from the Payor or entertainment events attended that were sponsored by the Payor in the current calendar year.

Gifts:	Entertainment:

Please provide any additional details that would be helpful in the CCO's determination:

COMPLIANCE OFFICER APPROVAL/DENIAL

☐Approved	Denied

Name of Compliance Officer	Date

Signature of Compliance Office

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EXHIBIT 0

Foreign Person Gift and Entertainment Pre-Clearance Form

Name of Recipient

Recipients relationship to Foreign

government/entity:

Describe gift/entertainment:

What is the approximate value of the	$

gift/entertainment?

Have you given anything of value to the

recipient previously?	❑ Yes ❑ No

If yes, date of last gift/approximate

value:	$

mployee Name:

mployee Signature	Date

CCO APPROVAL/NOTIFICATION

CCO Signature	Date

CCO Name

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EXHIBIT P

Pay-to-Play Acknowledgement and Pre-Clearance Form

mployee Name: 6666666666666666666666666      Title:

The Adviser has determined that you are, or are to become, a "covered associate" as such term is defined in Rule 206(4)-5 (the "Rule") under the Investment Advisers Act of 1940, as amended. The Rule is designed to curtail the use of political contributions to influence the selection of investment advisors by government entities or government investment pools.

As a covered associate, you acknowledge that you are required to comply with the Adviser's policy concerning the Rule, as reflected in its Compliance Manual, including by signing this acknowledgment and by pre-clearing with the CC* any and all contributions or payments to any Covered *fficial (as such term is defined in the Adviser's Compliance Manual). By signing this form, you certify that the information provided herein is accurate and complete.

Date of Actual/Proposed Contribution: 666666666666

Covered *fficial Receiving Contribution:   6666666666

Current  Title  and  *ccupation  Covered  *fficial:  66666

Government Entity(s) Influenced by Covered *fficial: Is
Covered *fficial a Candidate for *ffice?	666 Yes	666 No

If Yes, title of the office being sought:

Description of Contribution (Cash, Use of Phones, etc.):

Value of Contribution:

❑	As of the date hereof, and since the date of the last submitted Covered Associate Acknowledgement and Pre-Clearance Form (if any), I have made no political contributions.

☐  APPR*V ED

☐  DENIED

Employee	Signature:	666666666666666666666666666666

Date

: Reviewed By: 666666666666666666666666666666 666666 Date:6666666

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EXHIBIT Q

Pay-to-Play New Employee Political Contribution Declaration Form

In order to comply with certain regulatory requirements, the Adviser is required to ascertain if you have made certain political contributions in the past two years (whether directly or indirectly). As a result, kindly complete the following questions, sign and return it to the Adviser's Chief Compliance Officer.

1.	Name:

2.	Address (include for past two years):

3.	Your Position:

4.  Have you made any Contributions/ to any Officia+ of a Government Entity3 or political party of a state or subdivision or political action committee ("PAC") within the past two years? (Please check):

Yes 666            No 666

If you checked "NO" to Question 4 above, please skip the rest of the form and sign and date below.

If you checked "Y ES" to 4 above, kindly respond to the following questions for each Contribution.

5. Name of the official, political party or PAC to whom you made the Contribution?

Date and amount (or description) of the Contribution?

Office held or sought by the official, if applicable?

Signature	Date

Chief Compliance Officer Signature

1	"Contribution" means (i) any gift, subscription, loan, advance or deposit of money or anything of value made for the purpose of influencing any election for federal, state or local office, (ii) payment of debt incurred in connection with any such election, or (iii) transition or inaugural expenses of a successful candidate for state or local office.

2	"Officia " means any person (including such person's election committee) who was, at the time of the Contribution, an incumbent, candidate, or successful candidate for elective office of a Government Entity. In some circumstances, a Contribution to a local political party or a political action committee may be deemed to be a Contribution to an individual Official or Officials. Note, this definition applies to any incumbent Official who is a candidate for an elective office of the federal government, and vice versa.

3	"Government Entit " means (i) any state or political subdivision of a state, including an agency or authority, (ii) a pool of assets sponsored or established by such entity, including but not limited to a "defined benefit plan" or general fund, (iii) a plan or program of such entity, and (iv) officers, agents or employees of such entity acting in their official capacity.

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EXHIBIT R

Employee Disciplinary Questionnaire

mployee Name:66666666666666666666666666666666666Date:

Important Note: This form is to be completed by each employee of Easterly and its affiliates. The sole purpose of this form is to facilitate complete and accurate disclosure on Form ADV and completion of this form is necessary for that purpose. If you have any questions, please contact the Chief Compliance Officer If any answer you give becomes inaccurate at any time or you discover that an answer given was not accurate at the time given, you are obligated to inform the CCO and to promptly submit a new questionnaire.

A.	In the past ten years, have you:	Yes	No

	(1) Been convicted of or plead guilty or nolo contendere ("no contest") in a	❑	❑
domestic, foreign, or military court of any felony?

	(2) Been charged with any felony?	❑	❑

B.	In the past ten years, have you:

	(1) Been convicted of or plead guilty or nolo contendere ("no contest") in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses?	❑	❑

	(2) Been charged with a misdemeanor listed in B(1)?	❑	❑

	(3) Been the named subject of a pending criminal proceeding that involves investments or an investment-related business, or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses?	❑	❑

C.	Has the SEC or the Commodity Futures Trading Commission ("CFTC") ever:

	(1) Found you to have made a false statement or omission?	❑	❑

	(2) Found you to have been involved in a violation of SEC or CFTC regulations or statutes?	❑	❑

	(3) Found you to have been a cause of an investment-related business having its	❑	❑
authorization to do business denied, suspended, lost, revoked or restricted?

	(4) Entered an order against you in connection with investment-related activity?	❑	❑

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	(5) Imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	❑	❑

D.	Has any federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:

	(1) Ever found you to have made a false statement or omission, or been dishonest, unfair or unethical?	❑	❑

	(2) Ever found you to have been involved in a violation of an investment-related regulation or statute?	❑	❑

	(3) Ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, lost, revoked or restricted?	❑	❑

	(4) Ever entered an order against you in connection with an investment-related activity, statute or regulation?	❑	❑

	(5) Ever denied, suspended or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted you from any activity?	❑	❑

	(6) Ever imposed a civil money penalty of more than $2,500 on you?	❑	❑

E.	Has any self-regulatory organization or commodities exchange ever:

	(1) Found you to have made a false statement or omission?	❑	❑

	(2) Found you to have been involved in a violation of its rules (other than a violation	❑	❑
designated as a "minor rule violation" under a plan approved by the S EC)?

	(3) Found you to have been the cause of an investment-related business having its	❑	❑
authorization to do business denied, suspended, lost, revoked or restricted?

	(4) Disciplined you by expelling or suspending you from membership, barring or	❑	❑
suspending you from association with other members, or otherwise restricting your activities?

	(5) Ever barred or suspended you from membership or from association with	❑	❑
other members, or expelled you from membership?

	(6) Ever significantly limited you from investment-related activities or fined you	❑	❑
more than $2,500?

F.	Has an authorization to act as an attorney, accountant or federal contractor	❑	❑
granted to you ever been revoked or suspended?

G.	Are you now the subject of any regulatory proceeding that could result in a "yes"	❑	❑
answer to any part of Items C, D or E above?

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H.	Has any domestic or foreign or military court:

	(1) In the past ten years, enjoined you in connection with any investment-related	❑	❑
activity?

	(2) Ever found that you were involved in a violation of an investment-related	❑	❑
statute or regulation?

	(3) Ever dismissed, pursuant to a settlement agreement, an investment-related civil	❑	❑
action brought against you by a state or foreign financial regulatory authority?

	(4) Are you now the subject of any civil proceeding that could result in a "yes"	❑	❑
answer to any part of Item H?

I.	In the past ten years, have you been involved in any legal or disciplinary event not	❑	❑
noted above that may be considered material to an investor's evaluation of
Easterly or the integrity of its personnel?

J.	Have you ever been involved in any legal or disciplinary event not noted above	❑	❑
that is so serious that it is material to an investor's or prospective investor's evaluation of Easterly or the integrity of its personnel?

K.	Have you ever been the subject of any order, judgment, or decree permanently or	❑	❑
temporarily enjoining, or otherwise limiting, you from engaging in any investment-
related activity, or from violating any investment-related statute, rule, or order?

I certify that the information in this Questionnaire is accurate and correct. I will report any changes in it promptly to the CCO.

Signature:

G1-21